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                                   EXHIBIT 11


                                CLX ENERGY, INC.
                   Computation of Net Income (Loss) Per Share
                                   (Unaudited)


                                         Three months
                                      ended December 31,
                                   ------------------------
                                       2001         2000
                                   ------------  ----------

Net income                         $   (78,594)      87,458
                                   ============  ==========

Weighted average number of common
  shares outstanding                 2,631,936    2,636,283

Common equivalent shares
  representing shares issuable
  upon exercise of outstanding
  options                                    -       41,667
                                   ------------  ----------

                                     2,631,936    2,677,950
                                   ============  ==========

Net income (loss) per share:
    Basic                          $     (0.03)        0.03
                                   ============  ==========

    Diluted                        $     (0.03)        0.03
                                   ============  ==========
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